UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas		77007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-435-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 25, 2024, Kirby Corporation (“Kirby” or the "Company") issued a press release announcing results for the first quarter ended March 31, 2024. A copy of the press release is attached as Exhibit 99.1 to this report.

EBITDA, a non-GAAP financial measure, is used in the press release. Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, and depreciation and amortization. Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in calculating performance compensation pursuant to the Company’s annual incentive plan. EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. A quantitative reconciliation of EBITDA to net earnings attributable to Kirby for the 2024 and 2023 first quarters is included in the press release. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby’s GAAP financial information.

The press release also includes non-GAAP financial measures which exclude certain one-time items, including earnings before taxes on income (excluding one-time items), net earnings attributable to Kirby (excluding one-time items), and diluted earnings per share (excluding one-time items). A reconciliation of these measures with GAAP is included in the press release. Management believes that the exclusion of certain one-time items from these financial measures enables it and investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Kirby’s normal operating results. The press release additionally includes free cash flow, a non-GAAP financial measure, which Kirby defines as net cash provided by operating activities less capital expenditures. A reconciliation of free cash flow with GAAP is included in the press release. Kirby uses free cash flow to assess and forecast cash flow and to provide additional disclosures on the Company’s liquidity. Free cash flow does not imply the amount of residual cash flow available for discretionary expenditures as it excludes mandatory debt service requirements and other non-discretionary expenditures. These non-GAAP financial measures are not calculations based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with Kirby’s GAAP financial information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

With effect on April 26, 2024 at the conclusion of the Company’s 2024 Annual Stockholder Meeting, Christian G. O’Neil, 52, will be appointed as Kirby’s President and Chief Operating Officer. As President and Chief Operating Officer, Mr. O’Neil will be responsible for the day to day operations of both Kirby’s marine transportation and distribution and services segments. Mr. O’Neil has served as President of Kirby’s marine transportation segment since 2018 and has been with Kirby since 1997. He holds a Master of Business Administration degree from Rice University, a Doctor of Jurisprudence from Tulane University and a Bachelor of Arts degree from Southern Methodist University. Adjustments to Mr. O’Neil’s compensatory arrangement in connection with his appointment as Kirby’s President and Chief Operating Officer have not been determined at this time. The Company will file an amendment to this Current Report on Form 8-K disclosing such information when it has been determined.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. O’Neil and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer of the Company. As previously disclosed in the Company’s 2024 Proxy Statement filed on Form DEF 14A on March 10, 2024, the brother of Mr. O’Neil, is a partner in the law firm of W. Sean O’Neil Attorney at Law. The Company paid the law firm $0.1 million in 2023 for legal services.

Item 9.01. Financial Statements and Exhibits

(d)
Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated April 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date:	April 25, 2024	By:	/s/ Raj Kumar
Raj Kumar Executive Vice President and Chief Financial Officer